                                                                  EXHIBIT 10.23


                           CONSTRUCTION LOAN AGREEMENT

                                 by and between

                                 SUNTRUST BANK,
                                     as Bank

                                       and
                                   CTI, INC.,
                                   as Borrower

                           Dated as of August 16, 2001

                                TABLE OF CONTENTS

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                                                                                             Page
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
                                               ARTICLE I

                          DEFINITIONS; RULES OF CONSTRUCTION
Section 1.1 Definitions ...........................................................           1
Section 1.2 Rules of Construction .................................................           8

                                             ARTICLE II

                                               THE LOAN

Section 2.01 The Loan .............................................................           9
Section 2.02 Loan Advances ........................................................           9
Section 2.03 Estimates of Completion and Construction Costs .......................           9
Section 2.04 Requisitions .........................................................           9
Section 2.05 Advances to General Contractor .......................................           9
Section 2.06 Interest Rates .......................................................           9
Section 2.07 Conversion Date ......................................................           9
Section 2.08 Payments .............................................................          10
Section 2.09 Prepayments ..........................................................          10
Section 2.10 Late Charge ..........................................................          10
Section 2.11 Loan Closing .........................................................          10
Section 2.12 Additional Sums ......................................................          10
Section 2.13 Interest Rate Protection Arrangements ................................          10
Section 2.14 Collateral Security ..................................................          11

                                              ARTICLE III

                            REPRESENTATIONS AND WARRANTIES OF BORROWER

Section 3.01 Borrower's Organization and Authority ................................          11
Section 3.02 No Conflicts, Defaults or Unpermitted Liens ..........................          11
Section 3.03 Valid Execution and Delivery of Documents ............................          11
Section 3.04 First Lien of Deed of Trust ..........................................          11
Section 3.05 No Consents Necessary ................................................          12
Section 3.06 Plans and Specifications; No Defects or Violations ...................          12
Section 3.07 Financial Condition of Borrower ......................................          12
Section 3.08 No Pending Actions ...................................................          12
Section 3.09 Utilities Available ..................................................          12
Section 3.10 No Contracts Giving Rise to Liens ....................................          13
Section 3.11 Access to Project ....................................................          13
Section 3.12 No Litigation ........................................................          13
Section 3.13 Enforceability of Certain Contracts ..................................          13

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
Section 3.14 Use and Operation of the Existing Facility and the Project ...........          13
Section 3.15 No Violation of Laws .................................................          13
Section 3.16 Licenses, Permits and Approvals ......................................          13
Section 3.17 No Defaults ..........................................................          13
Section 3.18 Leases ...............................................................          14
Section 3.19 Nature of Borrower's Representations and Warranties ..................          14

                                              ARTICLE IV

                                   COVENANTS OF BORROWER

Section 4.01 No Conveyances or Encumbrances .......................................          14
Section 4.02 Compliance With Law ..................................................          14
Section 4.03 Inspections ..........................................................          14
Section 4.04 Payment of Costs .....................................................          15
Section 4.05 Construction of the Project ..........................................          15
Section 4.06 Satisfaction of Conditions ...........................................          15
Section 4.07 Use of Loan Proceeds .................................................          15
Section 4.08 Indemnification ......................................................          16
Section 4.09 Correction of Defects ................................................          16
Section 4.10 Change Orders ........................................................          16
Section 4.11 Right to Cure ........................................................          16
Section 4.12 No Other Contracts ...................................................          16
Section 4.13 Project Information ..................................................          17
Section 4.14 Receipts .............................................................          17
Section 4.15 Insurance ............................................................          17
Section 4.16 Payment of Charges ...................................................          17
Section 4.17 Books and Records ....................................................          17
Section 4.18 Eminent Domain; Condemnation .........................................          18
Section 4.19 Financial Covenants ..................................................          18

                                               ARTICLE V

                                     EVENTS OF DEFAULT; REMEDIES

Section 5.01 Events of Default ....................................................          18
Section 5.02 Remedies .............................................................          20
Section 5.03 Bank's Appointment as Attorney-in-Fact ...............................          21
Section 5.04 Performance by Bank of Borrower's Obligations ........................          21

                                              ARTICLE VI

                              CONDITIONS PRECEDENT TO BANK'S OBLIGATION
                                    TO MAKE THE FIRST LOAN ADVANCE

Section 6.01 First Loan Advance ...................................................          22
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
                                              ARTICLE VII

                                    ADDITIONAL CONDITIONS OF BANK'S
                                     OBLIGATIONS TO MAKE ADVANCES

Section 7.01 General Provisions Regarding Disbursement of Loans ...................          24
Section 7.02 Additional Requirements for All Advances .............................          26

                                             ARTICLE VIII

                                  CONDITIONS OF BANK'S OBLIGATION
                                     TO MAKE THE FINAL ADVANCE

Section 8.01 Final Advance ........................................................          27

                                              ARTICLE IX

                                       AFFIRMATIVE COVENANTS

Section 9.01 Financial Statements; Reports ........................................          29
Section 9.02 Corporate Existence ..................................................          29
Section 9.03 Access to Premises and Records .......................................          29
Section 9.04 Litigation and Other Notices .........................................          29
Section 9.05 Maintenance of Property ..............................................          29
Section 9.06 Compliance with Laws .................................................          29
Section 9.07 Indemnity by Borrower ................................................          30

                                               ARTICLE X

                                          NEGATIVE COVENANTS

Section 10.01 Negative Pledge .....................................................          31
Section 10.02 Breach or Violation .................................................          31
Section 10.03 Restrictions on Indebtedness ........................................          31

                                              ARTICLE XI

                                         GENERAL CONDITIONS

Section 11.01 Third Parties; Benefits; Miscellaneous ..............................          31
Section 11.02 Liability of Bank ...................................................          31
Section 11.03 Broker's Fees .......................................................          32
Section 11.04 Governing law .......................................................          32
Section 11.05 Borrower's Payment of Costs and Expenses ............................          32
Section 11.06 Offset ..............................................................          32

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
Section 11.07 Miscellaneous Conditions ............................................          33
Section 11.08 Notices .............................................................          33
Section 11.09 Amendments ..........................................................          34
Section 11.10 Successors and Assigns ..............................................          34
Section 11.11 Waiver ..............................................................          35
Section 11.12 Non-Merger ..........................................................          35
Section 11.13 Publicity ...........................................................          35
Section 11.14 Counterparts ........................................................          35
Section 11.15 Waiver of Trial by Jury .............................................          35
Section 11.16 Obligations of the Bank .............................................          35
Section 11.17 Application of Payments .............................................          35

Signatures
Schedule of Exhibits
Exhibit A - Form of Promissory Note ...............................................          38
Exhibit B - Form of Construction Draw Request and Certificate .....................          40
Exhibit C - Schedule of Sources and Uses of Loan Proceeds .........................          42

                           CONSTRUCTION LOAN AGREEMENT

         THIS CONSTRUCTION LOAN AGREEMENT (this "Agreement"), dated as of August 16, 2001, by and between CTI, INC., a Tennessee corporation (the "Borrower") and SUNTRUST BANK, a Georgia bank (the "Bank"), recites and provides:

                                 --------------

         Borrower intends to purchase certain real property in Knox County, Tennessee and construct improvements thereon for use by Borrower. The proceeds of the Loan described herein are to be used by Borrower to pay the costs of such acquisition of property and the construction of such improvements thereon and the acquisition of furniture, fixtures and equipment to be used and/or incorporated therein. The parties hereto desire that the Loan be made by Bank to Borrower pursuant to the terms, provisions, covenants and conditions contained herein.

         For and in consideration of the premises, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

         Section 1.1. Definitions. As used in this Agreement, the terms listed below shall have the indicated meanings unless otherwise required by the context:

         "Act of Bankruptcy" shall mean the occurrence of any one or more of the following:

         (a) if a court of competent jurisdiction shall enter a decree or order of relief in respect of Borrower in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Borrower or of any substantial part of its property, or ordering the winding up of its affairs or liquidation of its property, and such decree or order shall continue unstayed and in effect for a period of sixty (60) days; or

         (b) if Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Borrower or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally or admit in writing its inability to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

"Agreement" shall mean this Construction Loan Agreement, dated as of the date hereof between the Borrower and the Bank, and all amendments, modifications and restatements thereto.

"Applicable LIBOR Margin" means the annual rate of interest to be added to the LIBOR Rate in calculating interest payable on the Loan, and shall be determined based on the ratio of Borrower's Funded Debt to EBITDALM as of the last day of the most recent fiscal quarter for which quarterly financial statements have been delivered to the Bank, and such determination of EBITDALM shall be based on a rolling four quarters basis, with the Applicable LIBOR Margin calculated as follows:

  Ratio                                       Applicable LIBOR Margin
  =====                                       =======================
  Greater than or equal to 2.50 to            Default Rate substituted for LIBOR
  1.00                                        Rate plus Applicable LIBOR Margin

  Greater than or equal to                    2.25%
  2.25 to 1.00 but less
  than 2.50 to 1.00

  Greater than or equal to                    2.00%
  2.00 to 1.00 but less
  than 2.25 to 1.00

  Greater than or equal to                    1.75%
  1.75 to 1.00 but less
  than 2.00 to 1.00

  Greater than or equal to                    1.50%
  1.25 to 1.00 but less
  than 1.75 to 1.00

  Less than 1.25 to 1.00                      1.25%

The ratio of Funded Debt to EBITDALM upon which a determination of the "Applicable LIBOR Margin" is based shall be computed on the basis of the quarterly financial statements of the Borrower and the Compliance Certificate as such are required to be delivered to the pursuant to Section 5.6 of the Revolving Credit Agreement. Changes in the Applicable LIBOR Margin shall be made retroactively effective to the first day of the fiscal quarter succeeding the fiscal quarter most recently ending and to which the Compliance Certificate relates. In the event that any financial information provided by the Borrower is subsequently determined to be inaccurate and accurate information would have resulted in a higher Applicable LIBOR Margin, such higher Applicable LIBOR Margin shall be given effect retroactively, and the Borrower shall, upon request by the Bank, promptly pay to the Bank such amount as is necessary to give effect to such change.

"Architectural Contract" shall mean that certain contract for architectural services dated August 7, 2000 between Borrower and Borrower's Architect, and all amendments thereto.

"Assignment of Architectural Contract" shall mean that certain assignment of even date herewith from Borrower to Bank of all of Borrower's rights under the Architectural Contract.

"Assignment of Construction Contract" shall mean that certain assignment of even date herewith from Borrower to Bank of all of Borrower's rights under the Construction Contract.

"Bank's Architect" shall mean any architect, engineer, inspector or other representative of the Bank.

"Base Rate" means the rate of interest established and announced by the Bank from time to time in its sole discretion as its Base Rate of interest (or any designated substitute therefore) and does not necessarily constitute the lowest rate of interest charged to borrowers by the Bank. For purpose of this Agreement, the Base Rate shall be changed and take effect without notice to Borrower on the effective date of each change in the Base Rate.

"Borrower's Architect" shall mean McCarty Holsaple McCarty, Inc.

"Business Day" shall mean any day other than Saturday, Sunday or other day on which commercial banks in Knoxville, Tennessee, are authorized or required to close under applicable laws.

"Change Orders" shall mean any amendments to the Plans and Specifications, the Construction Contract, the Architectural Contract or any subcontract related to the Project.

"Closing Date" means August 16, 2001 or such later date for the closing of the Loan as agreed to by the Borrower and the Bank.

"Collateral" shall mean collectively all collateral security described or provided for in Section 2.14, plus all such other collateral security granted or evidenced by, or described in, the Loan Documents.

"Completion Date" means the later of (i) February 15, 2003 or (ii) that date which is eighteen (18) months from the beginning of construction of the Improvements, as determined by the Bank in its reasonable judgment.

"Construction Contract" shall mean that certain construction contract dated January 19, 2001, between Borrower and General Contractor attached as Exhibit A to the Assignment of Construction Contract, and all amendments thereto.

"Construction Cost" or "Construction Costs" shall mean the actual cost of labor, materials, grading, excavation, improvements, utility installation, survey expenses architectural and engineering services, interest, legal and accounting fees, real estate taxes, insurance premiums, Loan closing costs and related hard and soft cost expenditures to be incurred by Borrower in acquiring, constructing and equipping the Project in accordance with the Plans and Specifications, this Agreement and the other Loan Documents.

"Construction Disbursement Account" means the non-interest-bearing construction checking account of the Borrower established with the Bank in connection with the Project.

"Conversion Date" means September 15, 2002.

"Conversion Rate" means that rate of interest equal to the then-current market interest rate on the secondary loan market for commercial mortgage loans approximately equal in principal to the Loan and having a maturity of 25 years, as such rate is determined by the Bank in its reasonable discretion.

"Deed of Trust" means the Amended and Restated Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents and Leases dated as of the date hereof by the Borrower in favor of the Bank and encumbering the Existing Facility and the Project, as further amended, modified or restated from time to time.

"Default Rate" means the Base Rate plus one percent (1%) per annum.

"Environmental Laws" shall mean any and all federal, state or local laws, rules, regulations or ordinances relating to (i) Hazardous Materials, (ii) the use, treatment, storage, disposal, handling, manufacturing, or transportation of Hazardous Materials; (iii) pollution or toxic substances or wastes; or (iv) the protection of human health or the environment.

"Environmental Survey" shall mean the environmental engineering survey and assessment report prepared for the benefit of the Borrower and certified to the Bank by Law Engineering and Environmental Services, Inc. dated May 9, 2001, as such may be amended or supplemented from time to time.

"Equipment" means "equipment," as such term is defined in Section
9-109(2)(a)(33) of the UCC, in which the Borrower shall now or hereafter have any rights, titles or interests.

"Event of Default" shall mean the occurrence of any of the events described in
Section 5.01.

"Existing Facility" means the Borrower's office, warehouse, research and development and manufacturing facility currently existing and located at 810 Innovation Drive, Knoxville, Tennessee, which facility is currently financed by the Term Loan and secured by the Deed of Trust.

"FF&E" means furniture, Fixtures and Equipment.

"Fixtures" means all goods as defined in Section 9-109(2)(a)(41) of the UCC, in which the Borrower shall now or hereafter have any right, title or interest.

"Force Majeure" shall mean without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States of America or the State of Tennessee or any of their departments, agencies or officials, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the Borrower.

"Funding Period" means that period beginning on the Closing Date and ending on the Completion Date.

"GAAP" means generally accepted accounting principles consistently applied.

"General Contractor" shall mean Merit Construction Company, Inc., with its principal offices in Knoxville, Tennessee.

"Hazardous Materials" shall mean any substance, material or item (whether solid, liquid or gas) constituting (i) hazardous materials, hazardous wastes or hazardous substances, as those terms are defined under any Environmental Laws, including, but not limited to, the following: the Hazardous Materials Transportation Act, 49 U.S.C. SS.1801 et seq., as amended from time to time ("HMTA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended from time to time ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. SS.9601 et seq., and as further amended from time to time ("CERCLA"), the Clean Water Act, 33 U.S.C. SS.1251 et seq., as amended from time to time and/or the Toxic Substances Control Act, 15 U.S.C. SS.2601 et seq., as amended from time to time ("TSCA"); (ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) asbestos and/or any materials which contain any hydrated mineral silicate, including, but not limited to, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (v) PCBs, or PCB-containing materials, or fluids; (vi) radon; (vii) any other hazardous or radioactive substance, material, pollutant, contaminant, or waste; (viii) any substance with respect to which any federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

"Improvements" shall mean the improvements now standing or to be constructed on the Land pursuant to the Plans and Specifications, and all replacements thereof.

"Indebtedness" shall mean all obligations of such Person that would be disclosed as a direct or contingent liability on the balance sheet of such Person in accordance with GAAP.

"Interest Change Date" means that date during the period from the Closing Date through the Conversion Date or Maturity Date, as applicable, on which the effective interest rate on the Loan changes, and such date shall be the first day of each calendar month.

"Interest Rate Protection Arrangements" means those certain interest rate protection and hedging arrangements (including, without limitation, interest rate "cap," "collar" and "swap" arrangements) entered into from time to time by the Borrower and the Bank (or any affiliate of the Bank), pursuant to the Interest Rate Protection Documents.

"Interest Rate Protection Documents" means the ISDA Master Agreement entered into between the Borrower and the Bank (or any affiliate of the Bank) and all schedules, exhibits and other accompanying documents, instruments and certificates relating thereto, all of which govern the terms and conditions of the Interest Rate Protection Arrangements.

"Jurisdiction" shall mean Knox County, Tennessee.

"Land" shall mean that certain parcel of real estate lying and being in the Jurisdiction and containing approximately six (6) acres, as more particularly described in the Deed of Trust.

"LIBOR Rate" means the rate per annum equal to the offered rate for deposits in U.S. dollars offered to leading European Banks for a one-month term, in amounts equal or comparable to the outstanding principal amount of the Loan, which rate appears on the Bloomberg Financial Markets Telerate Screen (or such other financial reporting service medium as the Bank may elect to use from time to time) as of 11:00 a.m. Knoxville, Tennessee time, two (2) Business Days prior to each Interest Change Date. Changes in the LIBOR Rate shall be effective on each Interest Change Date.

"Loan" or "Loans" shall mean the $7,900,000 loan made by Bank to Borrower for the acquisition of the Land, construction of the Improvements and acquisition of the FF&E in accordance with the Construction Contract, this Agreement and the other Loan Documents.

"Loan Documents" shall mean this Agreement, the Note, the Deed of Trust, the Assignment of Construction Contract, the Assignment of Architectural Contract, the Interest Rate Protection Documents, the Mortgagee Title Policy and every other instrument or document executed by Borrower or any other Person that evidences, secures or guarantees the Loan.

"Maturity Date" means February 15, 2003.

"Mortgagee Title Policy" shall mean the mortgagee title insurance policy, in the form of ALTA Loan Policy - 1970 Form B, or such other form as is acceptable to the Bank, to be issued to Bank by the Title Company, and including all endorsements thereto, all in a form and with such exceptions as deemed reasonable by the Bank and insuring the lien of the Deed of Trust.

"Note" shall mean the Promissory Note of even date herewith made by Borrower payable to Bank in the principal amount of the Loan and in the form attached hereto as Exhibit A, and all amendments, modifications and restatements thereof.

"Obligations" means the Indebtedness represented by the Note and all other obligations of payment or performance under this Agreement or any other Loan Document (and including, without limitation, those liabilities and obligations of the Borrower under Interest Rate Protection Arrangements).

"Permanent Loan Commitment" means a commitment for permanent, long-term financing of the Project and the Existing Facility to be obtained by the Borrower from a long-term commercial mortgage lender on terms reasonably satisfactory to the Borrower.

"Permits" means those licenses, permits and approvals issued by any Person and obtained or hereafter to be obtained by Borrower or on Borrower's behalf in connection with the ownership, use or operation of the Project.

"Permitted Encumbrances" shall mean collectively those liens and encumbrances
(i) relating to the Project and permitted by the terms of the Deed of Trust and
(ii) permitted by the terns of the Revolving Credit Loan Agreement which are incorporated herein by reference as if fully set forth herein.

"Person" means any corporation, partnership, limited liability company, individual, trust, joint venture, proprietorship, municipality, government agency or authority or any other entity having the capacity to contract.

"Plans and Specifications" shall mean the final working drawings and specifications for the development, construction and equipping of the Project, prepared by Borrower's Architect and approved by the Borrower and Bank, together with all amendments thereto and modifications thereof made by Change Orders approved by Bank.

"Project" shall mean the Land, the Improvements and the FF&E.

"Project Budget" shall mean the Project Budget supplied by the Borrower to the Bank describing the costs for the development, construction and equipping of the Project.

"Register's Office" shall mean the Office of the Register of Deeds of Knox County, Tennessee.

"Requisition" shall mean the Construction Draw Request and Certificate to be supplied by the Borrower pursuant to Articles VI and VII and in the form attached hereto as Exhibit B.

"Retainage" means the 5% of Loan proceeds not advanced during the course of construction of the Project, which proceeds are held by Bank in a separate escrow account as retainage for completion of the Project pursuant to Sections
2.02 and 7.01.

"Revolving Credit Loan Agreement" means the Amended and Restated Credit Agreement by and among the Borrower, CTI Pet Systems, Inc., CTI Services, Inc. and Advanced Crystal Technology, Inc. (ACT, INC.) as borrowers, the Bank as agent and the financial institutions listed therein as lenders dated as of May 31, 2001, as further amended, modified or restated from time to time.

"Schedule of Sources and Uses of Loan Proceeds" shall mean the schedule attached hereto as Exhibit C setting forth the source, amount and manner in which the proceeds of the Loan will be used and the dates on which advances of the Loan are contemplated to be requested and on which various stages of the Project are contemplated to be completed.

"Term Loan Agreement" means the Loan Agreement dated January 13, 2000 by and between the Bank and the Borrower relating to a $4,900,000 term loan made by the Bank to the Borrower (the "Term Loan") for financing the Existing Facility and that is secured by the Deed of Trust, as amended, modified or restated from time to time.

"Title Company" shall mean the title insurance company licensed to conduct business as such in the State of Tennessee that is selected by Borrower, acceptable to Bank and will issue the Mortgagee Title Policy.

"UCC" means the Uniform Commercial Code as adopted in Tennessee, as amended from time to time.

         Section 1.2. Rules of Construction. The following rules shall apply to the construction of this Agreement unless the context otherwise requires:

         (a) Singular words shall connote the plural as well as the singular, and vice versa.

         (b) All references herein to particular articles or sections are references to articles or sections of this Agreement.

         (c) The headings and table of contents herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

         (d) Each party hereto and its counsel have reviewed and revised this Agreement and agrees that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

                                   ARTICLE II

                                    THE LOAN

         Section 2.01. The Loan. Subject to and in accordance with the terms, provisions, covenants and conditions of this Agreement and the other Loan Documents, Bank agrees to make the Loan in installments in a total amount not to exceed $7,900,000 to Borrower and Borrower agrees to accept the Loan from Bank. The Borrower shall repay the Loan pursuant to the terns of Section 2.08.

         Section 2.02. Loan Advances. The proceeds of the Loan applicable to the cost of acquisition of the Land shall be advanced on the Closing Date or as soon as practicable after recordation of the Deed of Trust. The proceeds of the Loan applicable to the Construction Costs shall be advanced from time to time only during the Funding Period in amounts which shall equal the amount of the Loan applicable to the Improvements and FF&E multiplied by the percentage of completion of construction then attained less Loan amounts theretofore advanced, all as determined by the Bank's Architect as described in Section 2.03 below. The Retainage shall be paid to Borrower upon satisfaction of the conditions for the receipt of the final Loan advance set forth in Article VIII hereof, free and clear of all liens and claims for material supplied or for labor or services performed in connection with the Project.

         Section 2.03. Estimates of Completion and Construction Costs. The percentage of completion of construction at any time and the estimated total cost of construction shall be determined by Bank's Architect in his sole but reasonable discretion.

         Section 2.04. Requisitions. All Loan advances are to be made pursuant to a Requisition, properly completed by Borrower or Borrower's Architect and submitted to the principal office of Bank, or at such other place as Bank may designate. Each Requisition shall, at the option of Bank, be submitted not less than five (5) Business Days prior to the date of the requested Loan advance.

         Section 2.05. Advances to General Contractor. At its option Bank may make all Loan advances directly to the General Contractor for deposit in an appropriately designated special bank account and the execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so advance the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct Loan advances to the General Contractor and all such Loan advances shall satisfy pro tanto the obligations of Bank hereunder and shall be secured by the Deed of Trust as fully as if made to Borrower, regardless of the disposition thereof by General Contractor.

         Section 2.06. Interest Rates. Interest shall accrue on the outstanding principal balance of the Loan at all times on the basis of actual days elapsed over a year of 360 days, and interest shall be computed (a) at all times prior to the Conversion Date, and as long as there is no Event of Default, at the LIBOR Rate plus the Applicable LIBOR Margin, and (b) upon the occurrence and continuation of an Event of Default (whether before or after the Conversion
Date), at the Default Rate.

         Section 2.07. Conversion Date. If Borrower has not obtained the Permanent Loan Commitment by the Conversion Date, Bank shall have the right in its sole discretion to convert the applicable interest rate on the Loan on the Conversion Date to the Conversion Rate by providing Borrower with not less than three (3) days prior written notice.

         Section 2.08. Payments. Borrower shall make payments of accrued interest on the outstanding principal balance of the Loan on the first day of each calendar month during the term of the Loan. The entire outstanding principal balance of the Loan and all accrued, unpaid interest shall be due and payable in full on the Maturity Date. Each and every payment on the Loan shall be applied first to the payment of interest and the remainder, if any, to principal; provided however, that any payment may be applied, at the option of the holder hereof and without notice to the Borrower, first to the repayment of any sums which may (but need not be) advanced by the holder hereof for payment of taxes, assessments, insurance premiums, or for keeping and maintaining the Project in accordance with the terms and conditions given therein to secure the Loan, or the holder hereof may require such sums so advanced to be repaid on demand, together with interest thereon at the Default Rate.

         Section 2.09. Prepayments. The Borrower shall have the right at any time after the Completion Date to prepay the Loan in whole, or from time to time, in part, provided that (a) each prepayment of principal shall be in the minimum amount of $5,000, and (b) all such prepayments will be applied to the installments due on the Note in the inverse order of their maturity.

         Section 2.10. Late Charge. If the Borrower shall default in the payment of the principal of or interest on any advance under the Loan, the Borrower shall on demand from time to time pay a late charge on any overdue payment of principal and, to the extent permitted by law, on overdue payments of interest up to the date of actual payment (after as well as before judgment) equal to five percent (5%) of such payment to cover the administrative expense involved in handling such delinquent payments, and such late charge shall be in addition to the interest rate charged on the Loan.

         Section 2.11. Loan Closing. Closing of the Loan shall occur on the Closing Date and shall be held at such location as may be mutually agreeable to the parties hereto.

         Section 2.12. Additional Sums. If at any time pending or during the disbursement of the Loan, the Bank, in its sole discretion, shall determine that the undisbursed proceeds of the Loan will be insufficient to complete the construction of the Improvements in accordance with the Plans and Specifications and to pay for all Construction Costs, then the Borrower shall, promptly upon demand from the Bank, deposit with the Bank, at the Bank's option, additional sums which shall, when added to the undisbursed proceeds of the Loan, be sufficient to complete the Improvements and pay all costs and expenses in connection therewith.

         Section 2.13. Interest Rate Protection Arrangements. The Bank (or any affiliate of Bank) and the Borrower may enter into the Interest Rate Protection Arrangements pursuant to the Interest Rate Protection Documents, and upon such event,

Borrower's obligations under such Interest Rate Protection Arrangements shall be secured by the Deed of Trust and shall constitute Obligations hereunder.

         Section 2.14. Collateral Security. As security for the Loan and other Obligations, the Borrower has granted to the Bank a lien and security interest on the Project and the Existing Facility pursuant to the Deed of Trust.

                                   ARTICLE III

                               REPRESENTATIONS AND
                             WARRANTIES OF BORROWER

         To induce the Bank to make the Loan, the Borrower hereby represents, warrants and covenants to the Bank the following:

         Section 3.01. Borrower's Organization and Authority. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, (b) has all requisite power and authority under such laws to enter into, and perform or otherwise comply with all of its obligations under this Agreement and the other Loan Documents to which it is a party, and
(c) has taken all action necessary to authorize (i) the execution and delivery of this Agreement and the other Loan Documents to which it is a party, and (ii) the performance by Borrower of all of its obligations under this Agreement and the other Loan Documents to which it is a party.

         Section 3.02. No Conflicts, Defaults or Unpermitted Liens. Neither the execution and delivery of this Agreement or the other Loan Documents by or on behalf of Borrower, nor the performance by Borrower of its obligations hereunder and thereunder (a) conflicts or will conflict with, or results or will result in a breach of, or constitutes or will constitute a default under (i) the organizational documents of Borrower, (ii) any law or any order, writ, injunction or decree of any court or governmental authority or (iii) any agreement or instrument to which Borrower is a party or by which it is bound or
(b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the property of Borrower, except the Permitted Encumbrances.

         Section 3.03. Valid Execution and Delivery of Documents. This Agreement and all of the other Loan Documents to which Borrower is a party have been duly executed and delivered on behalf of Borrower, and each is a legal, valid and binding instrument enforceable against Borrower in accordance with its terms. The Loan Documents contain all the terms of the Loan, and the Borrower has not relied on any oral representations of the Bank concerning the terms of the Loan.

         Section 3.04. First Lien of Deed of Trust. The Borrower hereby represents and warrants that the Deed of Trust constitutes a valid first lien on the Existing Facility and the Project. The Borrower also warrants that it has, or will obtain upon acquisition, good and marketable title to all FF&E free and clear of all liens, security interests and encumbrances except in favor of the Bank. Further, the Bank shall not be obligated to make any disbursements hereunder, unless it has a perfected first priority security interest in the FF&E and such other personal property collateral pursuant to the Deed of Trust.

         Section 3.05. No Consents Necessary. No consent, authorization or approval of any Person is required, which has not been received, or applied for or requested with the reasonable expectation that it will be received in a timely manner, in connection with the execution and delivery by Borrower of this Agreement or any of the other Loan Documents.

         Section 3.06. Plans and Specifications; No Defects or Violations. The Plans and Specifications are satisfactory to and have been approved by Borrower and General Contractor and, to the extent required by applicable law or any restrictive covenant, by all applicable government authorities and the beneficiary of any such covenant, respectively. All construction, if any, heretofore performed with respect to the Improvements has been performed within the perimeter of the Land in accordance with the Plans and Specifications as approved by Bank's Architect and in accordance with any restrictive covenants applicable thereto. There are no structural defects in the Improvements (to the extent currently constructed), no violation of any applicable laws, ordinances, rules or regulations exists with respect thereto and the anticipated use thereof complies with all applicable zoning ordinances and regulations and any restrictive covenants affecting the Land.

         Section 3.07. Financial Condition of Borrower. The financial statements (if any) heretofore delivered to Bank by Borrower are complete and correct in all respects, have been prepared in accordance with GAAP, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no additional borrowings have been made by Borrower since the date thereof other than the borrowing contemplated hereby or approved in writing by Bank.

         Section 3.08. No Pending Actions. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, the Existing Facility or the Project, or involving the validity or enforceability of the Deed of Trust or the priority of the lien and security interests evidenced thereof, at law or in equity, or before or by any governmental authority except actions, suits and proceedings fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower to pay when due any amounts which may become payable in respect of the Note; and, to Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority.

         Section 3.09. Utilities Available. All utility services necessary for the construction of the Improvements and the operation thereof for their intended purpose are available within the boundaries of the Land, including public water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities.

         Section 3.10. No Contracts Giving Rise to Liens. Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Land except in favor of the Bank and except for its arrangements with Borrower's Architect and the General Contractor.

         Section 3.11. Access to Project. All roads, pedestrian walkways and all parking areas necessary for the full utilization of the Project for its intended purpose have been completed or the necessary rights of way therefor have been acquired by Borrower. All necessary steps have been taken by Borrower and any such applicable governmental authority to assure the complete construction and installation of such roads, walkways and parking areas and their dedication to, and acceptance for maintenance purposes by, the appropriate governmental authority or private Person, as applicable.

         Section 3.12. No Litigation. There are no actions, suits or proceedings of a material nature pending or overtly threatened against or affecting Borrower, the Existing Facility or the Project, or involving the validity or enforceability of the Loan Documents, or the priority of the liens and security interests created by the Loan Documents and assignments made therein.

         Section 3.13. Enforceability of Certain Contracts. The Architectural Contract and the Construction Contract have been duly authorized, executed and delivered and constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms, and to the best knowledge of Borrower, there are no defaults thereunder.

         Section 3.14. Use and Operation of the Existing Facility and the Project. The use of the Existing Facility and the Project complies with all applicable laws, zoning ordinances, parking use regulations, land use regulations and any restrictive covenants affecting them and all requirements for such use have been satisfied. Upon the completion of construction, Borrower shall use the Project for its business purposes in strict compliance with applicable law. No other documents, instruments, agreements or contracts are, to the best knowledge of Borrower, required to be made or obtained in order for Borrower to use and operate the Existing Facility and the Project for its intended purpose in accordance with this Agreement and in compliance with applicable law.

         Section 3.15. No Violation of Laws. The making of the Loan will not violate any securities, usury, doing business, truth-in-lending, environmental or similar applicable state, federal or local law or regulation.

         Section 3.16. Licenses, Permits and Approvals. All governmental and regulatory Permits, licenses and approvals commensurate with the construction of the Project have been issued and all fees and bonds commensurate with construction have been paid in full or posted, as the circumstances may require.

         Section 3.17. No Defaults. There is no default on the part of the Borrower under the Loan Documents, and no event has occurred and is continuing which with notice or the passage of time, or both, would constitute a default under the Loan Documents.

         Section 3.18. Leases. The Borrower intends to lease a portion of the Project to CTI PET Systems, Inc.

         Section 3.19. Nature of Borrower's Representations and Warranties. The representations and warranties made in this Agreement shall remain true and correct in all material respects and shall survive so long as any of the Obligations have not been satisfied or the Loan or any part thereof shall remain outstanding, and for any applicable statute of limitations period thereafter. All representations and warranties made in this Agreement or in any certificate or other document delivered to the Bank by or on behalf of Borrower pursuant to or in connection with the Loan shall be deemed to have been relied upon by the Bank, its successors and assigns, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Bank. The representations and warranties contained herein have been made after diligent inquiry calculated to ascertain the truth and accuracy of the subject matter of each of such representations and warranties. All of such representations and warranties are true and correct in all material respects and do not omit any material fact necessary to make such representations and warranties not misleading.

                                   ARTICLE IV

                              COVENANTS OF BORROWER

         Borrower covenants with Bank as follows:

         Section 4.01. No Conveyances or Encumbrances. (a) It will not sell, lease, mortgage, assign, pledge, convey or encumber the Project or any part thereof or interest therein in any way without the prior written consent of Bank excepting, however, the leasing of a portion of the Project to CTI PET Systems, Inc., an affiliate of Borrower. All easements and restrictive covenants not already in existence at the Closing Date affecting the Land shall be submitted to Bank for its approval prior to the execution thereof by Borrower, accompanied by a drawing or survey showing the location thereof.

         (b) The Borrower will promptly pay and discharge all claims and liens for labor done and materials and services furnished in connection with the construction of the Improvements. The Borrower will have the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to the Bank. Upon the Bank's request, the Borrower will promptly provide a bond, cash deposit, or other security reasonably satisfactory to the Bank to protect the Bank's interest and security, should the contest be unsuccessful.

         Section 4.02. Compliance With Law. It will comply promptly with all existing and future applicable laws, ordinances, rules and regulations of all governmental, judicial or other legal authorities having jurisdiction over the Land or the Improvements and it will comply with all recorded restrictions affecting the Property.

         Section 4.03. Inspections. (a) It will permit Bank, or its representatives, and Bank's Architect to enter upon the Land, inspect the Project and all materials to be used in the construction thereof and to examine all detailed plans and shop drawings which are or may be kept at the construction site and will cooperate, and cause the General Contractor to cooperate, with Bank and Bank's Architect to enable him to perform his functions hereunder. The Borrower agrees to bear the cost, expense or fee of such inspections.

         (b) If the Bank determines in good faith that any work or materials do not conform to the approved Plans and Specifications or sound building practice or otherwise materially depart from any of the requirements of this Agreement, the Bank may require the work to be stopped and may withhold disbursements until the matter is corrected to the reasonable satisfaction of Bank. In that event, the Borrower will promptly correct the work to the Bank's reasonable satisfaction. No such action by the Bank will affect the Borrower's obligation to complete the Improvements on or before the Completion Date.

         (c) The Bank is under no duty to supervise or inspect the construction or examine any books and records. Any inspection or examination by the Bank is for the sole purpose of protecting the Bank's security and preserving the Bank's rights under this Agreement and the other Loan Documents. No default of the Borrower will be waived by any inspection by the Bank. In no event will any inspection by the Bank be a representation that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship.

         Section 4.04. Payment of Costs. It will pay to Bank at closing, and thereafter upon demand, all fees, charges and expenses incurred by Bank (including Bank's reasonable attorneys' fees, court costs, etc.) in connection with the Loan.

         Section 4.05. Construction of the Project. It agrees to begin construction of the Improvements promptly after the Closing Date and to prosecute diligently and continuously the construction of the Improvements in accordance with the Plans and Specifications so that the Improvements are fully complete and ready for use and occupancy on or before the Completion Date. Pursuant to Section 6.01 (e) on or before the date hereof, a master set of the Plans and Specifications shall be delivered to the Bank, each page of which shall be initialed or otherwise identified and approved by the Bank and the Borrower, which master set shall govern all questions that may arise with respect thereto. All requests for material changes in the Plans and Specifications must be made in writing by the Borrower according to the terms of
Section 4.10 below.

         Section 4.06. Satisfaction of Conditions. It will cause all conditions hereof to be satisfied to the extent it is within its power to do so.

         Section 4.07. Use of Loan Proceeds. Borrower shall use the Loan proceeds only for the following purposes: (i) acquisition of the Land, (ii) Construction Costs approved by Bank, (iii) payment of any fees, charges or expenses related to the Project, (iv) such other purposes as may be approved in advance in writing by Bank and (v), at the option of the Bank, accrued interest upon unpaid Loan advances. Borrower shall furnish to Bank, promptly after Bank's request therefore, evidence satisfactory to Bank that all Loan proceeds have actually been paid or applied by Borrower for the purposes specified in this Section.

         Section 4.08. Indemnification. It will indemnify Bank from claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby. The Borrower also agrees to indemnify the Bank and hold it harmless from and against all liabilities, claims, damages, costs, and expenses (including, but not limited to, reasonable legal fees, court costs and disbursements) arising out of, or resulting from, any defective workmanship or materials occurring in the construction of the Improvements. Upon demand by the Bank, the Borrower will defend any action or proceeding brought against the Bank alleging any defective workmanship or materials, or the Bank may elect to conduct its own defense at the expense of the Borrower. The provisions of this Section will survive the termination of this Agreement and the payment and performance of the Obligations.

         Section 4.09. Correction of Defects. It will, upon demand of Bank's Architect, correct any structural defect in the Improvements or any material departure from the Plans and Specifications not approved by Bank's Architect, and the advance of and proceeds of the Loan shall not constitute a waiver of Bank's right to require compliance with this covenant with respect to any such defects or departures from the Plans and Specifications not theretofore discovered by, or called to the attention of, Bank's Architect.

         Section 4.10. Change Orders. It will not enter into any Change Order in an amount in excess of $50,000 or an aggregate of Change Orders during the construction period in an amount in excess of $150,000 except with the prior written consent of Bank. The Borrower shall be required to provide Bank notice of each Change Order after Change Orders have been made in an aggregate amount equal to $50,000. The Borrower must also obtain the Bank's prior written approval of any material change in the Plans and Specifications for the Improvements approved by the Bank that might adversely affect the value of the Bank's security. The Borrower must also obtain all approvals of any changes in plans, specifications, work, materials, or contracts that are required by law or under the terms of any recorded instrument affecting the Project or under any lease, loan commitment, or other agreement relating to the Project. The Bank will have a reasonable time to evaluate any requests for its approval of any changes referred to in this Section, and the Bank will not be required to consider approving any changes unless all other approvals that are required from other parties have been obtained. The Bank may approve or disapprove changes in its reasonable discretion.

         Section 4.11. Right to Cure. Bank may apply amounts due hereunder to the satisfaction of the conditions hereof, and amounts so applied shall be part of the Loan, shall be evidenced by and accrue interest at the rate set forth in the Note and shall be secured by the Deed of Trust.

         Section 4.12. No Other Contracts. It will not execute any material contract or become party to any material arrangement for the acquisition, construction or equipping of the Project unless (a) such contract or arrangement is approved in writing by Bank, (b) Borrower delivers to Bank a photocopy of the fully executed contract or other document evidencing the arrangement, and (c) if requested by the Bank, Borrower delivers to Bank a performance and payment bond, with surety satisfactory to Bank, in the amount of the contract price, in such form as Bank may require and naming Bank as co-obligee.

         Section 4.13. Project Information. It shall provide Bank with such information and documentation with respect to the construction, ownership and operation of the Project as Bank may reasonably require from time to time during the term of the Loan.

         Section 4.14. Receipts. It will deliver to Bank, upon Bank's reasonable demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Deed of Trust. In addition, Borrower shall furnish to Bank, whenever reasonably requested to do so, satisfactory evidence showing that all moneys theretofore advanced or paid by Bank on account of the Loan have actually been paid or applied by Borrower for the purposes represented.

         Section 4.15. Insurance. It will keep the Project in good repair, maintain insurance on its property in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, promptly deliver to the Bank true copies of all renewal and replacement insurance policies and, within 10 days after notice in writing from the Bank, obtain such additional insurance as the Bank may reasonably request. Upon the request of the Bank, any insurance policy insuring the Project must name the Bank as mortgagee, loss payee and additional insured and require that all net proceeds from any claim in excess of $50,000 are paid to the Bank. The proceeds of insurance will be applied as provided by the Deed of Trust. Each policy shall contain an undertaking by the insurer that such policy shall not be modified adversely to the interests of the Bank or canceled without at least 30 days' prior written notice to the Bank. All such policies shall be deposited with the Bank, provided that in lieu of such policies there may be deposited with the Bank a certificate or certificates of the respective insurers attesting the fact that the insurance required by this Section is in force and effect. If requested by the Bank, the Borrower shall furnish to the Bank prior to the Closing Date and annually thereafter a certificate of a person selected by the Borrower and knowledgeable in the insurance business who is not an officer, partner, member or employee of the Borrower reciting that all policies required to be in effect at that time are in full force and effect and that the amounts and types of insurance evidenced thereby comply with and satisfy all the requirements of this Section. Prior to the expiration of any such policy, the Borrower shall furnish the Bank evidence satisfactory to the Bank that the policy has been renewed or replaced or is no longer required by this Agreement.

         Section 4.16. Payment of Charges. Borrower shall pay all insurance premiums, taxes, assessments and other charges that have or will become liens or encumbrances upon the Project or any part thereof.

         Section 4.17. Books and Records. The Borrower will maintain full and correct books and records in accordance with GAAP showing in detail the earnings and expenses relating to the Project and will permit representatives of the Bank to examine such books and records and all supporting vouchers and data at any time and from time to time as the

Bank may reasonably request at such place in the vicinity of the Project as such books and records are customarily kept.

         Section 4.18. Eminent Domain: Condemnation. In the event that any proceedings to take the Project or any part thereof by exercise of the power of eminent domain are undertaken or threatened, the Borrower will give the Bank prompt notice thereof. Any award made to the Borrower will be paid to the Bank, and the Borrower hereby appoints the Bank its attorney-in-fact to receive and give all appropriate discharges for any such award. Any such award may, at the option of the Bank, be applied to (a) the prepayment of the principal of the
Note in inverse order of maturity of any installments thereof or (b) the payment of accrued interest, if any, or (c) be released to the Borrower in whole or in part upon conditions satisfactory to the Bank. Upon any default hereunder, all of the Borrower's rights, title and interest in and to all such awards are hereby assigned to the Bank. Upon payment of accrued interest and the unpaid principal balance of the Note and all other Obligations, the Borrower will be entitled to the remaining balance, if any, of any such award.

         Section 4.19. Financial Covenants. Borrower shall maintain the financial covenants set forth in the Revolving Credit Loan Agreement, all of which are incorporated herein by reference as if fully set forth herein, and such covenants shall continue in full force and effect for the purposes of this Agreement notwithstanding the expiration or termination of Borrower's obligations under the Revolving Credit Loan Agreement.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

         Section 5.01. Events of Default. Each of the following shall be an Event of Default hereunder:

         (a) Borrower's failure to make any payment of principal or interest with respect to the Note and five (5) days shall have elapsed since the Bank shall have provided Borrower notice of such payment default, or Borrower's failure to make any payment under any other Obligation on the due date thereof after the expiration of any applicable notice or cure period, whether at maturity, by notice of intention to prepay or otherwise;

         (b) Borrower's breach or failure to perform any other material term, covenant, warranty or agreement herein, or in any other Loan Document, and such default shall continue for 30 days after written notice thereof has been given to the Borrower by the Bank (except to the extent such other term, covenant, warranty or agreement herein or in such other Loan Document expressly specifies a different notice period, in which event such other notice period shall apply);

         (c) if any representation or warranty contained herein or in any of the other Loan Documents was false or misleading in any material respect when made;

         (d)      the occurrence of an Act of Bankruptcy;

         (e)      if the Project is materially damaged by fire or otherwise and
(i) the insurance proceeds together with the unadvanced portion of the Loan are insufficient to complete the construction, renovation and equipping of the Project according to the Plans and Specifications, or (ii) Borrower shall be unable to complete the Project within the time permitted under this Agreement, or if any material portion of the Project is taken by eminent domain or purchased in lieu of such taking;

         (f) if for any cause whatsoever the construction of the Project has at any time been discontinued for fifteen (15) consecutive days (except as may be consented to in writing by Bank for reasons of Force Majeure) or not carried on with diligence and dispatch, in the opinion of Bank, or if the Project, in the reasonable judgment of Bank, has not been completed substantially in accordance with the Plans and Specifications, or if the certificate of occupancy for the Project or the certificate of compliance with zoning ordinances, use restrictions and building regulations has not been issued at the time required hereby;

         (g) Borrower's failure to comply with any requirement of any governmental authority having jurisdiction over the Project (or any part thereof);

         (h) Borrower executes any security agreement on any materials, fixtures or articles used in the construction, renovation or equipping of the Project, or if any such materials, fixtures or articles are purchased by means of conditional sale transactions or otherwise so that the ownership thereof will not vest unconditionally in Borrower, free from encumbrance, on delivery at the site of the Project, or if Borrower does not furnish to Bank, upon request therefore, the contracts, bills of sale, statements, receipted vouchers and agreements under which Borrower claims title to such materials, fixtures and articles;

         (i) if the proceeds of the Loan or any part thereof are being, or shall at any time have been, diverted to a purpose other than the payment of the cost of acquiring, constructing and equipping the Project;

         (j) upon the issuance of a writ or warrant of attachment, sequestration or any similar process against all or a substantial part of the property of Borrower;

         (k) if Borrower permits or suffers to exist, without the prior written consent of Bank, any lien or encumbrance on all or any part of the Project other than as provided by the Loan Documents, and which lien or encumbrance is not discharged within sixty (60) days;

         (1) if the Borrower defaults under the terms and conditions of any Indebtedness owed to the Bank;

         (m) if an event of default as defined under any of the other Loan Documents occurs;

         (n)      the liquidation, termination or dissolution of the Borrower;

         (o) the construction of the Improvements is not completed within 30 days of the Completion Date; or

         (p) if an event of default occurs under the Revolving Credit Loan Agreement;

         Section 5.02. Remedies. Upon the occurrence of an Event of Default, Bank may take any one or more or all of the following actions:

                  (i) Declare the outstanding principal balance of the Note and all other Obligations, plus accrued interest thereon and all fees and costs, if any, to be immediately due and payable.

                  (ii) Terminate this Agreement, the Revolving Credit Loan Agreement and the Term Loan Agreement and all of Bank's obligations hereunder and thereunder, including the obligation of Bank to make additional advances hereunder or thereunder and accelerate in full or in part any and all obligations or indebtedness thereunder.

                  (iii) Exercise all rights and remedies provided by applicable law, this Agreement, the other Loan Documents and any and all other documents, instruments and agreements executed by Borrower in favor of Bank.

                  (iv) Enter into possession of the Project and perform or cause performance of any and all work and labor and purchase any and all materials, equipment, fixtures and other property which it may deem necessary or desirable to complete the Project substantially in accordance with the Plans and Specifications, employ such persons in connection therewith and take whatever other action (including contracting with contractors, subcontractors or the General Contractor) which may be necessary or desirable, in the opinion of Bank, to complete the construction and equipping of the Project substantially in accordance with the Plans and Specifications. All sums expended or advanced by Bank for such purposes shall be deemed to be paid to Borrower, shall bear interest at the Default Rate and shall be secured by the Deed of Trust, it being understood and agreed that Bank shall be under no obligation to complete the construction and equipping of the Project. For this purpose, Borrower hereby constitutes and appoints Bank as its true and lawful attorney-in-fact with full power of substitution to complete the Project in the name of Borrower, and hereby empowers Bank (1) to use any funds of Borrower for the purpose of completing the construction and equipping of the Project substantially as provided in the Plans and Specifications; (2) to make such additions, changes and corrections to the Plans and Specifications as shall be necessary or desirable to complete the construction and equipping of the Project substantially in accordance with the Plans and Specifications; (3) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes;
                           (4) to pay, settle or compromise all existing bills and claims which are or maybe liens against the Project, or maybe necessary or desirable for the completion of the construction and equipping of the Project, or for the clearance of title; and (5) to execute all applications, certificates, promissory notes and other documents in the name of Borrower which may be required under any agreement of Borrower and to do any and every act which Borrower might do in its own behalf. It is further understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked. Bank also shall have the power to prosecute and defend all actions or proceedings in connection with the construction and equipping of the Project and to take such action and require such performance as it deems necessary.

                  (v) Without waiving in any manner its right to take any one or more of the actions listed in clauses (i)-(iv) above, Bank may continue to make advances of the Loan to Borrower on such terms as Bank may require.

         Section 5.03. Bank's Appointment as Attorny-in-Fact. (a) The Borrower hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in the Bank's own name, from time to time in the Bank's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, provided, however, that this appointment shall be effective only upon the occurrence and continuation of an Event of Default.

         Section 5.04. Performance by Bank of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein and the Bank, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Bank incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Borrower to the Bank on demand and shall constitute Obligations secured hereby.

                                   ARTICLE VI

                    CONDITIONS PRECEDENT TO BANK'S OBLIGATION
                         TO MAKE THE FIRST LOAN ADVANCE

         Section 6.01. First Loan Advance. Bank shall not be obligated to make the first advance of Loan proceeds hereunder unless and until the following conditions shall have been satisfied (as determined in the sole discretion of Bank) or unless and until waived in writing by Bank:

                  (a) the Loan Documents shall be duly authorized, executed, acknowledged (where appropriate), delivered to the Bank and recorded (where appropriate);

                  (b) the delivery to Bank of proper corporate documents, including certified charter, good standing certificate and resolutions executed by the necessary representatives of the Borrower approving the Borrower's undertaking and participation in the Project and the Loan and authorizing certain officers to execute all the Loan Documents to which Borrower is a party;

                  (c) the delivery to Bank of a Requisition, appropriately completed and signed by an authorized representative of the Borrower, in the form attached hereto as Exhibit B;

                  (d) the receipt by Bank of current financial statements of Borrower;

                  (e) the receipt by Bank of a certified copy of the Plans and Specifications and approval by the Bank and by all applicable governmental authorities of the same;

                  (f) Borrower's delivery to the Bank of an appraisal of the Project made by an appraiser acceptable to the Bank, showing the value of the Project to be satisfactory in amount, form and substance to the Bank;

                  (g) the receipt by Bank of the completed Schedule of Sources and Uses of Loan Proceeds attached hereto as Exhibit C;

                  (h) receipt by Bank of a copy of the Project Budget detailing all costs associated with the completion of the development, design, construction and financing of the Project, including a schedule of anticipated disbursements;

                  (i) the receipt by Bank of evidence satisfactory to Bank that Borrower has caused to be placed into effect insurance required by the terms of this Agreement and the Deed of Trust;

                  (j)      the opening of the Construction Disbursement Account;

                  (k) Borrower's execution and delivery to the Bank of such financing statements as the Bank may require to perfect its security interests created in the Loan Documents;

                  (1) the receipt by Bank of copies of all authorizations, Permits, and other matters, which are then presently procurable and which are required by any governmental authority for the construction, equipping and/or operation of the Project, including without limitation, a properly approved re-subdivision plat for the Project and evidence of road ingress to and egress from the Project;

                  (m) the receipt by Bank of the Mortgagee Title Policy and a current title report from the Title Company which shall set forth a description of the Land, shall have attached thereto copies of all instruments which appear as exceptions in the report, and shall state the status of the title to abutting streets and roads;

                  (n) the receipt by Bank of an original current survey of the Land certified to the Borrower, the Bank and the Title Company, and showing:

                           (i) the location of the perimeter of the Land by courses and distances;

                           (ii)     all easements and rights-of-way;

                           (iii)    the established building lines;

                           (iv) the lines of the streets abutting the Land and the width thereof;

                           (v) encroachments, and the extent thereof in feet and inches upon the Land;

                           (vi) all Improvements, to the extent constructed, and the relation of such Improvements by distances to the perimeter of the Land, the established building lines and the street lines;

                           (vii) if the Land is described as being on a filed map, a legend relating the survey to that map;

                           (viii) evidence satisfactory to Bank's counsel that no part of the Land is located within an area designated as a flood hazard area by the Federal Insurance Administration, Department of Housing and Urban Development, under the Flood Disaster Protection Act of 1973 (P.L. 93-234); and

                           (ix)     all adjoining landowners.

                  (p) the receipt by Bank of copies of the Construction Contract as well as any subcontractor contracts requested by the Bank certified by Borrower to be true and complete;

                  (q) the receipt by Bank of copies of letters from local utility companies, municipal authorities or the Borrower's Architect stating that electric, gas, sewer and water facilities will be available to the Land upon the completion of the Improvements;

                  (r) the receipt by Bank of a zoning letter from the proper governmental authority certifying that the Project and its intended use properly fits within the zoning classification established by the Jurisdiction;

                  (s) the receipt by Bank of the Environmental Survey showing no environmental conditions unsatisfactory to the Bank;

                  (t) the receipt by Bank of an opinion of Borrower's counsel in a form satisfactory to the Bank and its counsel; and

                  (u) all other documents, instruments or other matters reasonably requested by the Bank in connection with the funding of the Loan and the development of the Project.

                                   ARTICLE VII

                         ADDITIONAL CONDITIONS OF BANK'S
                           OBLIGATION TO MAKE ADVANCES

         Section 7.01. General Provisions Regarding Disbursement of Loans. If all conditions precedent to the advance have been performed to the satisfaction of the Bank, the Bank shall make advances for payment of the Construction Costs into the Construction Disbursement Account or payable to the Borrower, or jointly to the Borrower and the General Contractor (or other appropriate subcontractors), or, after a default or an event which with notice or lapse of time or both could constitute a default hereunder, in such other manner as the Bank may elect; provided, however, the Bank shall in no event be required to make any advance based on a percentage of completion greater than that estimated by the Bank's Architect, and provided further, the Bank may, at its option, (a) retain the Retainage until completion of the Improvements and/or issuance of the certificate of occupancy and (b) withhold an additional amount of the Loan sufficient to cover the unpaid balance of the Construction Costs and to complete construction. The proceeds of each advance hereunder shall be applied solely and exclusively to payment, or reimbursement to the Borrower for payment, of the Construction Costs and the application for such advance. The Bank may also elect, without further notice to or authorization by the Borrower, to use the Loan proceeds to pay, as and when due, any Loan fees owing to the Bank, interest on the Loan, release charges under prior deeds of trust on the Land, legal fees and disbursements of the Bank's attorneys that are payable by the Borrower, and any other sums with respect to the Loan that may be owing from time to time by the Borrower to the Bank. These payments may be made, at the option of the Bank, by (i) debiting or charging the Loan proceeds in the amount of the payments without first disbursing that amount into the Construction Disbursement Account, or (ii) disbursing all or any part of the amount of the payments into the Borrower's Construction Disbursement Account and then debiting that account for those payments or invoicing the Borrower therefor. Each advance whether made to the Borrower or in any other manner permitted hereby, shall be deemed to be an advance under the Note and shall be secured by the Deed of Trust.

         The Bank shall not be required to make any advance of the Loan if, in the opinion of the Bank, (a) the amount of such Loan advance shall (i) together with all Loan amounts previously advanced hereunder and applied to the Construction Costs, be greater than the Construction Costs (as estimated from time to time by the Bank's Architect and the Bank) incurred by the Borrower to the date of the requested Loan advance, or (ii) together with the balance of the Loan, be less than the amount of the Construction Costs (as estimated by the Bank's Architect and the Bank) of completing the Improvements, (b) the representations made and the information furnished by the Borrower to the Bank with regard to the Loan and the Borrower's qualification therefor shall not have been or not continue to be true and not misleading in all material respects, (c) any Event of Default or any event which with notice or lapse of time or both could constitute an Event of Default shall exist hereunder or (d) all conditions precedent to all prior Loan advances shall not have been or continue to be satisfied or shall not have been waived in writing by the Bank. The Bank shall have no obligation to advance Loan proceeds more than once per month unless otherwise permitted by the Bank.

         The Borrower's Requisition shall constitute a representation by the Borrower to the Bank that the monies therein referred to have been or are to be used in the construction of the Improvements, and the Bank shall be entitled to rely thereon and shall be held harmless for all liability in connection therewith. The payment of any Requisition maybe made upon such additional terms and conditions as may be deemed appropriate and reasonable by the Bank.

         If the Bank makes Loan advances before they are due in accordance with the schedule of payments because the Bank believes it advisable to do so, such Loan advances shall be deemed to be made in pursuance and not in modification hereof, but the making of any such Loan advance or part thereof shall not be deemed an approval or acceptance by the Bank of the work done on the Improvements prior thereto.

         Bank's obligation to make each Loan advance hereunder shall be subject to the satisfaction (as determined in the sole discretion of Bank) or written waiver by Bank of the following additional conditions:

         (a) all conditions of the first Loan advance shall have been and remain satisfied;

         (b) there shall be no default under this Agreement, any of the other Loan. Documents, the Revolving Credit Loan Agreement, the Term Loan Agreement or any documents executed in connection therewith;

         (c) Bank shall have received from Borrower a properly completed Requisition at least three (3) Business Days before the date on which the Loan advance is to be made;

         (d) the Project shall not have been materially damaged or destroyed by fire or other casualty and no portion of the Project shall be subject to any pending or threatened condemnation, eminent domain or other similar proceedings;

         (e) Borrower's financial condition shall not have changed materially and adversely since the date of the financial statements of Borrower last delivered to Bank;

         (f) if requested by the Bank, Borrower shall deliver or cause to be delivered to Bank an endorsement to the Mortgagee Title Policy (i) advancing the effective date thereof to the date of the requested Loan advance, (ii) acknowledging liability of the Title Company in an amount equal to all prior Loan advances (if any) plus the requested Loan advance and (iii) reflecting that subsequent to the last preceding Loan advance there has been no change in the status of title and that no survey or other exceptions not previously approved by Bank have arisen;

         (g) if requested by the Bank, Borrower shall deliver or cause to be delivered to Bank a sworn statement of Borrower that, to the best of its knowledge, at the time of the Loan advance (i) there are no uncured defaults with respect to the Loan Documents and there are no existing facts or circumstances known to Borrower which, with notice or the passage of time, or both, would give rise to or constitute such a default, (ii) each of the representations and warranties made by Borrower herein are true and correct as of the date of such Loan advance and (iii) Borrower's financial condition has not changed materially and adversely from that set forth in Borrower's most recent financial statements delivered to Bank; and

         (h) if requested by the Bank, Borrower shall deliver to Bank an updated Project Budget in the form required by Section 6.01(h).

         Section  7.02. Additional Requirements for all Advances.

         (a) The Deed of Trust shall have been duly recorded in the Register's Office and financing statements perfecting Bank's security interest in the collateral described in the Deed of Trust shall be duly filed in the Office of the Secretary of State of Tennessee;

         (b) Where any portion of the proceeds of such Loan advance is to be paid on account of work by the General Contractor, in addition to the Requisition, a Contractor's Application for Payment in the forms of American Institute of Architects Documents AIA G-702 and G-702A, or a similar application approved by the Bank;

         (c) All of the conditions of the Loan Term Sheet shall have been satisfied (as determined in Bank's sole discretion) or waived in writing by Bank;

         (d) The representations and warranties made in Article III hereof shall be true and correct on and as of the date of the Loan advance with the same effect as if made on such date;

         (e) All documents required under this Article VII shall be in form and substance satisfactory to Bank and its counsel, properly executed and duly recorded or filed (as applicable), and all approvals to be given by Bank hereunder shall be at the sole reasonable discretion of Bank and no changes or amendments to such documents shall be made (except as otherwise permitted hereunder) without the prior written consent of Bank;

         (f) If requested by the Bank, waivers by the General Contractor and each major subcontractor and materialman of their rights to file or perfect mechanics' or materialmen's liens for the work for which payment has been requested from such Loan advance, in form and substance satisfactory to the Bank; and

         (g) If requested by the Bank, a sworn statement of the Borrower and the General Contractor setting forth the names, addresses and amounts due, or to become due, as well as the amounts previously paid, to every major subcontractor furnishing materials or performing labor in connection with the construction of the Improvements, together with evidence of actual payment of amounts previously requisitioned.

         Upon the satisfaction of all the heretofore mentioned conditions by the Borrower, the Bank agrees to deposit the proceeds of each Loan advance in the Construction Disbursement Account of the Borrower to be maintained at the Bank.

                                  ARTICLE VIII

                         CONDITIONS OF BANK'S OBLIGATION
                            TO MAKE THE FINAL ADVANCE

         Section 8.01. Final Advance. When the Project has been completed in accordance with the Plans and Specifications, and all other terms and conditions of the Loan Documents required to be satisfied as of the date of the final advance of Loan proceeds have been satisfied, Borrower agrees to supply Bank with the following documents (in addition to those required pursuant to Articles VI and VII hereof as a condition precedent to the final advance of Loan proceeds:

         (a) evidence satisfactory to Bank and Bank's Architect that (i) the Project, including landscaping and interior finish, has been completed in accordance with the Plans and Specifications, (ii) all utilities, including, without limitation, public water, sanitary and storm sewers, electricity, gas and telephones, have been connected to the Project and are operational and (iii) the Project is suitable for occupancy;

         (b) evidence satisfactory to Bank that Borrower has obtained all Permits and other approvals (including, without limitation, environmental and land use permits) required by law for the operation and occupancy of the Project for its intended purpose;

         (c) evidence satisfactory to Bank that all streets adjoining, and necessary for access to, the Project have been completed and dedicated to and accepted by the appropriate governmental authorities for maintenance and public use;


         (d) a certificate from Borrower stating the total amount of the Construction Costs;

         (e) a photographic copy of a final and unconditional certificate of occupancy issued by the appropriate official of the Jurisdiction;

         (f) an "as-built" plat of survey of the Land, acceptable to Bank, prepared by a land surveyor licensed as such by the State of Tennessee, and showing the dimensions of the Land, all easements and other title exceptions, all Improvements, appurtenances, building restriction lines, utilities, parking spaces, means of ingress and egress and rights of way, whether above or below ground;

         (g) an endorsement to the Mortgagee Title Policy (i) advancing the effective date thereof to the date of the final Loan advance, (ii) acknowledging liability of the Title Company in an amount equal to all prior Loan advances plus the final Loan advance, (iii) deleting the exception for "pending disbursements" and (iv) reflecting that subsequent to the last preceding Loan advance there has been no change in the status of title and that no survey or other exceptions not previously approved by Bank have arisen;

         (h) evidence that 30 days have elapsed since a notice of completion has been filed in the Register's Office pursuant to T.C.A. ss.66-11-143, as amended, naming the Bank as its designee as the person to whom all claims should be addressed, or, if requested by the Bank, a full and complete release of all contractors', laborers' and materialmen's liens in form and substance as may be satisfactory to the Bank from the General Contractor and all subcontractors and materialmen;

         (i) an affidavit by the General Contractor in the form provided by T.C.A. ss.66-11-205, as amended;

         (j) policies of hazard and such other types of insurance as are required by Bank hereunder, in such amounts, containing such terms and written by such companies as are required by Bank hereunder; and

         (k) such other instruments and documents as may be reasonably required by Bank.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

         Until payment and performance in full of the Obligations, unless the Bank shall otherwise consent in writing, the Borrower agrees that it will:

         Section 9.01. Financial Statements, Reports. Furnish to the Bank (i) as soon as available but not later than 30 days after preparation, Borrower's federal and state tax returns for the preceding tax year and (ii) such additional information, reports or statements (financial or otherwise) as the Bank from time to time may reasonably request, including without limitation, those financial statements required by the terms of the Revolving Credit Loan Agreement which are hereby incorporated herein by reference as if fully set forth herein.

         Section 9.02. Corporate Existence. Maintain its corporate existence and carry on and conduct its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

         Section 9.03. Access to Premises and Records. Maintain financial records in accordance with GAAP, and permit representatives of the Bank to have access to such financial records and the premises of the Borrower at reasonable times and to make such excerpts from such records as such representatives deem necessary, all without hindrance or delay.

         Section 9.04. Litigation and Other Notices. Give the Bank prompt written notice of the following:

         (a) any Event of Default and any event which with notice or lapse of time or both would constitute an Event of Default;

         (b) all breaches or violations of this Agreement (other than an Event of Default) or any event that would become a breach or violation (other than an Event of Default) upon notice or lapse of time or both under any of the terms or provisions of any note, or of any other evidence of Indebtedness or agreement or contract governing the borrowing of money by the Borrower; and

         (c) levy of an attachment, execution or other process against any of the property or assets, real or personal, of the Borrower, which property and assets in the aggregate have a book value or fair market value in excess of $100,000.

         Section 9.05. Maintenance of Property. Maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

         Section 9.06. Compliance with Laws. Comply in all material respects with all laws and governmental regulations of the United States of America and all political subdivisions thereof applicable to the rights of the Borrower to transact business under any such laws and regulations, including, without limitation, all applicable federal, state and local laws and regulations relating to environmental matters, including, without limitation, air and water pollution and safety, health and discrimination, the noncompliance with which would have a material adverse effect on the business, properties or financial condition of the Borrower or the Borrower's ability to perform its obligations hereunder.

         Section 9.07. Indemnity by Borrower. Indemnify, save, and hold harmless the Bank and its directors, officers, agents, attorneys, and employees (collectively, the "Indemnitees") from and against: (i) any and all claims, demands, actions, or causes of action that are asserted against any Indemnitee by any Person if the claim, demand, action, or cause of action directly or indirectly relates to a claim, demand, action, or cause of action that the Person asserts or may assert against Borrower, any affiliate of Borrower or any officer, director, shareholder or member of Borrower, as applicable, (ii) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action directly or indirectly relates to this Agreement, the use of proceeds of the Note, or the relationship of Borrower and Bank under this Agreement or any other Loan Document or any transaction contemplated pursuant to this Agreement or any other Loan Document, (iii) any administrative or investigative proceeding by any governmental authority directly or indirectly related to a claim, demand, action or cause of action described in clauses (i) or (ii) above, and (iv) any and all liabilities, losses, costs, or expenses (including reasonable attorneys' fees, court costs and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, however, that Borrower shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank or the breach by the Bank of this Agreement or any other Loan Document or from the transfer or disposition of the Note by the Bank. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. If requested by Borrower in writing and so long as no Event of Default shall have occurred and be continuing, such Indemnitee shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's concurrence thereto. Each Indemnitee is authorized to employ counsel at the expense of the Borrower in enforcing its rights hereunder and in defending against any claim, demand, action, or cause of action covered by this Section; provided, however, that each Indemnitee shall endeavor, but shall not be obligated, in connection with any matter covered by this Section which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the other Loan Documents and the repayment of the Obligations.

                                    ARTICLE X

                               NEGATIVE COVENANTS

         The Borrower agrees that until payment and performance in full of the Obligations, without the prior written consent of the Bank, the Borrower shall not:

         Section 10.01. Negative Pledge. Create, incur, assume or suffer to come into existence after the date hereof any mortgage, pledge or other encumbrance upon any of its property or assets whether now owned or thereafter arising or acquired other than Permitted Encumbrances.

         Section 10.02. Breach or Violation. Enter into any agreement containing any provision that would be violated or breached by the performance of the Borrower's obligations under this Agreement or any other Loan Document.

         Section 10.03. Restrictions on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except that Indebtedness permitted pursuant to the terms of the Revolving Credit Loan Agreement, which terms are incorporated herein by reference as if fully set forth herein.

                                   ARTICLE XI

                               GENERAL CONDITIONS

         Section 11.01. Third Parties; Benefit; Miscellaneous. All obligations of Borrower set forth in the Loan Documents are imposed solely for the benefit of Bank, its successors and assigns, and no other Person shall be deemed to be a beneficiary of such obligations or be entitled to require satisfaction of such obligations in accordance with their terms or to assume that Bank will require strict compliance therewith. The terms and provisions of the Loan Documents are for the benefit of the parties hereto and no other Person shall have any right or cause of action on account thereof. Bank shall in no event be liable to any Person other than Borrower for any advance of Loan proceeds and no contractor, subcontractor, materialman or other Person (including, without limitation, the General Contractor) shall have any right or claim against Bank pursuant to this Agreement, any such Loan Document, or the administration of the Loan. Nothing contained in the Loan Documents shall be construed to create any relationship between Borrower and Bank other than the relationship of debtor and lender. By accepting or approving anything required to be observed, performed or fulfilled by Borrower, or to be given to Bank pursuant to the terms of the Loan Documents, Bank shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute any warranty or representation to any party with respect thereto by Bank.

         Section 11.02. Liability of Bank. Bank shall not be liable for any act or omission by it pursuant to the provisions of the Loan Documents in the absence of fraud, willful malfeasance, gross negligence or breach of contract. Bank shall incur no liability to

Borrower or any other Person in connection with the acts or omissions of Bank in reliance upon any certificate or other paper believed by Bank to be genuine or with respect to any other thing that Bank may do or refrain from doing, unless such act or omission amounts to fraud, willful malfeasance, gross negligence or breach of contract. In connection with the performance of its duties pursuant to the Loan Documents, Bank may consult with counsel of its own selection, and anything that Bank may do or refrain from doing, in good faith and in reliance upon the opinion of such counsel, shall be a complete defense against any claim of any Person on account thereof. Borrower shall indemnify and hold Bank harmless from and against all liability disclaimed in this Section.

         Section 11.03. Brokers' Fees. Bank shall not be required to pay any premium, brokerage fee, commission, finder's fee or other compensation in connection with the Loan, and Borrower shall indemnify and hold Bank harmless from and against all loss or expense suffered or incurred by Bank by reason of any claim for such compensation.

         Section 11.04. Governing Law. This Agreement and all other Loan Documents shall be construed and enforced in accordance with and governed by the laws of the State of Tennessee without regard to conflict of law provisions thereof.

         Section 11.05. Borrower's Payment of Costs and Expenses. Whether or not all or a portion of the Loan is disbursed, the Borrower shall pay all fees, charges and expenses incurred in the procuring, making, servicing and collecting of the Loan including, without limitation, charges for mortgagee title insurance and the examination of title for the Project, expenses of surveys, mortgage recording taxes, and fees of the Bank's Architect, fees of attorneys for the Bank, insurance premiums, taxes, assessments, water rates, sewer rates and other charges, liens and encumbrances upon the Project and any other similar amounts. Such amounts, unless sooner paid, shall be paid from time to time as the Bank shall request either to the Person to whom such payments are due or to the Bank if the Bank has paid the same, or the Bank may, at its option, deduct from any Loan advance to be made under this Agreement (or advance to itself for such purpose) any amount necessary for the payment of such costs, and apply such amounts in making such payments, and all sums so applied shall be deemed advances under this Agreement and be evidenced by the Note and secured by the Deed of Trust. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment and performance in full of the Obligations.

         Section 11.06. Offset. In addition to, and not in limitation of, all rights of offset that the Bank or other holder of the Note may have under applicable law, upon the occurrence of any Event of Default hereunder or any event which, upon notice or the lapse of time, or both, would become an Event of Default hereunder, the Bank or other holder of such Note and, to the extent permitted by applicable law, any participant in the Note or the Loan, shall have the right to appropriate and apply to the payment of the Note and all other Obligations any and all balances, credits, deposits, accounts or monies of the Borrower then or thereafter maintained with the Bank or its affiliates or such other holder of the Note or Obligations, as applicable.

         Section 11.07. Miscellaneous Conditions. The following conditions shall be applicable throughout the tern of this Agreement:

                  (a) No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Bank's obligation to make further advances nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Bank from thereafter declaring such inability to be an Event of Default as hereinabove provided.

                  (b) No work shall be commenced with respect to any particular segment of construction of the Project until the Plans and Specifications for such segment shall have been submitted to Bank's Architect and approved by Bank.

                  (c) The Bank retains the right to hire at the expense of the Borrower an independent inspector or firm to review all documents or matters or make any investigations related to the Project, including any investigation for Hazardous Materials.

                  (d) All proceedings taken in connection with the transactions provided for herein, all surveys, appraisals and documents required or contemplated by this Agreement or the other Loan Documents and the persons responsible for the execution and preparation thereof, the General Contractor, all sureties, all insurers, the form of the Construction Contract, and all leases, bonds, guaranties and policies of insurance shall be satisfactory to Bank, and Bank's counsel shall have received copies (or certified copies where appropriate in such counsel's judgment) of all documents which they may request in connection therewith.

                  (e) Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and Bank shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or nonexistence.

                  (f) No materials, Equipment or Fixtures, incorporated by the Borrower in the construction of the Improvements, shall be purchased or installed under any security agreement, conditional sales contract, or other arrangement whereby the seller reserves or purports to reserve title to or any security interest in such items, or the right to remove or repossess such items, or consider them personal property after their incorporation in the Improvements, unless expressly authorized by the Bank in writing.

                  (g) The Borrower shall at all times keep the Bank fully informed in writing of the cause of any substantial delay in the progress of construction of the Improvements.

         Section 11.08. Notices. All written notices hereunder to either party hereto shall be by certified or registered mail, postage prepaid, or delivered in person or by telefax, addressed to the party for whom intended at the address specified below. Any party shall have the right to change its address for notice by giving notice hereunder, including the right to specify a person to whose attention notices shall be directed, and shall also have the right by giving notice hereunder to require that copies of any notice be given to not more than two additional persons or addresses. Any notice sent by registered or certified mail or by telefax shall be deemed given on the date of receipt as shown on the return receipt or as shown by telefax confirmation, as applicable, and any notice given by personal delivery to an officer of a party shall be deemed given on the date of receipt as evidenced by such officer's signed receipt; provided, however, that if any party shall refuse to accept delivery of any notice so sent, such notice shall be deemed given when tendered for delivery. Such notices shall be addressed,

           If to Bank, to:

           SunTrust Bank
           7610 Gleason Road
           Knoxville, Tennessee 37919
           Attn: Scott C. Folsom, Corporate Banking Department
           Telefax: (865) 544-2511

           If to Borrower, to:

           CTI, Inc.
           Attn: Michael K. Templin
           Chief Financial Officer
           810 Innovation Drive
           Knoxville, Tennessee 37922
           Fax: (865) 218-3001

           with a copy to:

           Dennis R. McClane
           Woolf, McClane, Bright, Allen & Carpenter
           900 South Gay Street, 900 Riverview Tower
           Knoxville, Tennessee 37902
           Fax: (865) 215-1001

         Section 11.09. Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         Section 11.10. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

         Section 11.11. Waiver. Anything in this Agreement or any other agreements relating to the Loan to the contrary notwithstanding, the Bank may, at its sole discretion, waive any requirements hereof.

         Section 11.12. Non-Merger. The covenants of the Borrower set forth herein shall survive the closing of the Loan and delivery of the Note, the Deed of Trust and all other Loan Documents.

         Section 11.13. Publicity. The Bank shall have the right to erect a sign at the Project indicating that the Bank is providing financing for the Project. The Bank shall also have the right to release publicity concerning the Loan and the Project by media of the Bank's choice, indicating that the Borrower is a client of the Bank, and using the Borrower's name in such release.

         Section 11.14. Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one instrument.

         Section 11.15. WAIVER OF TRIAL BY JURY. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE BORROWER IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT AND MAKING THE LOAN.

         Section 11.16. Obligations of the Bank. The Borrower agrees that, except as otherwise expressly provided in this Agreement or the other Loan Documents, nothing herein or therein shall be construed to impose any liability or obligation on the Bank for notifying the Borrower or any other Person of any matters, defaults, events, transactions, or other state of facts or law whatsoever relating to the Loan, and the Borrower hereby releases the Bank from any and all such liability or obligation.

         Section 11.17. Application of Payments. The Bank may apply in any order elected by the Bank all payments received from the Borrower to the amounts due under the Loan Documents for the payment of accrued interest, principal, charges and expenses.

         WITNESS the following signatures as of the date first set forth above.

                                      BANK:

                                      SUNTRUST BANK


                                      By: /s/ Scott C. Folsom
                                         ---------------------------------------
                                      Name: Scott C. Folsom
                                      Title: Group Vice President



                                      BORROWER:

                                      CTI, INC.


                                      By:      /s/ Michael K. Templin
                                         ---------------------------------------
                                      Name:    Michael K. Templin
                                      Title:   Chief Financial Officer and
                                               Secretary

                              Schedule Of Exhibits

  Exhibit A        Form of Promissory Note
  Exhibit B        Form of Construction Draw Request and Certificate
  Exhibit C        Schedule of Sources and Uses of Loan Proceeds

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$7,900,000.00                                                   August 16, 2001
                                                           Knoxville, Tennessee

         FOR VALUE RECEIVED, CTI, INC., a Tennessee corporation (the "Borrower") hereby promises to pay to the order of SUNTRUST BANK, a Georgia bank (the "Bank"), at 7610 Gleason Road, Knoxville, Tennessee 37919, or such other location as the holder hereof may in writing designate, the principal sum of SEVEN MILLION NINE HUNDRED THOUSAND DOLLARS ($7,900,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of Loan advances made by the Bank under the Loan Agreement (as hereinafter defined)) in lawful money of the United States of America in immediately available funds, according to the terms set forth in the Loan Agreement, and to pay interest on the unpaid principal amount of the Loan, at such office, in like money and funds, for the period commencing on the date of such Loan advance until such Loan advance shall be paid in full, at the rate per annum and on the dates set forth in the Loan Agreement.

          If not sooner paid, the entire unpaid principal balance hereof and accrued interest thereon shall be due and payable on the Maturity Date. The Borrower may prepay the outstanding principal balance and all accrued interest on this Note in whole at anytime and in part from time to time without premium or penalty as provided in the Loan Agreement.

          Notwithstanding anything to the contrary in the Loan Agreement or herein, the rate of interest borne by this Note shall not exceed the maximum contract rate of interest permitted from time to time by applicable law.

          This Note is the Note referred to in the Construction Loan Agreement dated as of the date hereof between the Borrower and the Bank (as amended, modified or restated from time to time, herein referred to as the "Loan Agreement"), and evidences the Loan made by the Bank thereunder. Unless otherwise defined herein, capitalized terms used in this Note have the respective meanings assigned to them in the Loan Agreement.

          Upon the occurrence and continuation of an Event of Default, the principal hereof and accrued interest hereon may be declared to be, or may become, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement and the other Loan Documents.

          The Borrower shall pay all costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the holder hereof in collection or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or a default hereunder.

           The Borrower and every guarantor and endorser hereof hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

           This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

           IN WITNESS WHEREOF, the Borrower has caused its name to be signed by its duly authorized representative as of the date and year first above written.

                                             CTI, INC.


                                             By:
                                                --------------------------------
                                             Name: Michael K. Templin
                                             Title: Chief Financial Officer and
                                                     Secretary

                                                                       EXHIBIT B

                  CONSTRUCTION DRAW REQUEST AND CERTIFICATE

Lender:            SunTrust Bank

Borrower:          CTI, Inc.

Project:           Commercial Building, Innovation Drive, Knoxville, Tennessee

Total Loan Amount: $7,900,000

         The Borrower hereby requests a disbursement in the amount of $ to be made on , 200 , under the referenced loan for the payments shown on the attached
Schedule 1. Also included as part of Schedule 1 are all invoices and receipts for such payments, and, if payment is for Construction Costs, as defined in the Construction Loan Agreement dated as of August 16, 2001 between the referenced Lender and the Borrower (the "Agreement"), completed and executed American Institute of Architects Forms 6702 and G702A. As used herein, all capitalized terms shall have the same meanings as in the Agreement. To induce the Lender to make such disbursement, the undersigned hereby certifies to the Lender as follows:

         1.       The Agreement is in full force and effect.

         2. No event has occurred and no condition exists under the Agreement which as of the date hereof will result, either immediately or with the passage of time, or the giving of notice or both, in the occurrence or existence of any Event of Default under the Agreement or under any other Loan Document.

         3. No eminent domain proceedings or other governmental action or any judicial action of any kind is pending or, to the best of the Borrower's knowledge, threatened against the referenced Project or any part thereof.

         4. Borrower has complied with all requirements of any governmental authority for the construction of the Improvements for the Project.

         5. Attached hereto as Schedule 2 is a complete and accurate list of all contractors, subcontractors and suppliers which have performed work, supplied materials or which are anticipated to perform work or supply materials with respect to the Project.

         6. All representations and warranties made by the Borrower in the Agreement and the other Loan Documents are true in all material respects, as if made on the date hereof.

         7. To the extent that the amount requested herein includes items for the cost of any Improvements permitted by the Agreement, all such items are within the Project Budget approved by the Lender and the construction of the portion(s) of such Improvements will be completed at a cost which does not materially exceed the Project Budget approved by the Lender.

         8. All work for which payment is requested herein has been completed in accordance with the Plans and Specifications, and all contractors, subcontractors and suppliers who have performed work or supplied materials for the Project to this date have been paid or will be paid on a timely basis with the disbursement requested herein.

         9. The Borrower has not received written notice of any lien, right to lien or attachment upon, or claim affecting the right of the payee to receive payment of, any of the moneys payable under this requisition to any of the persons, firms or corporations named herein. No written notice has been received that any materials or supplies covered by this requisition are subject to any lien or security interest or if any notice of any such lien, attachment, claim or security interest has been received, such lien, attachment, claim or security interest has been or will be released or discharged upon payment of such requisition.

         Dated the _____________ day of _______________, 200_.



                                       Submitted by:


                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       Draw Request Number:
                                                           --------------------

                                    Exhibit B

                            Schedule 1 to Requisition

                    Requests for Payment and List of Receipts


    Contractor/                   Invoice/                   Invoice/                  Disbursement
   Subcontractor                 Receipt Date*             Receipt Amount              Amount Requested
   -------------                 -------------             --------------              ----------------






  *Attach Invoice/Receipt                 Total Disbursement
                                          Amount Requested $___________________

                                    Exhibit C

                  SCHEDULE OF SOURCES AND USES OF LOAN PROCEEDS
                  ---------------------------------------------
                              [BORROWER TO PROVIDE]